UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2014

EPIQ SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-36633	48-1056429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue Kansas City, Kansas	66105
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (913) 621-9500

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the disclosures included under Item 5.02 of this Current Report are incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2014, Epiq Systems, Inc. (the “Company”) entered into a Director Appointment Agreement (the “Agreement”) with St. Denis J. Villere & Company, L.L.C. (“Villere”) and Kevin L. Robert (referred to herein as Mr. Robert or the “Villere Designee”). As a result, the Company created a new directorship and appointed Mr. Robert as a new independent director to the board of directors of the Company (the “Board”), effective November 3, 2014, with a term expiring at the Company’s Annual Meeting of shareholders held in the year 2015 (the “2015 Annual Meeting”). The Agreement provides that:

•	the Company will hold the 2015 Annual Meeting no later than July 31, 2015;

•	a committee of not more than five directors will be established and empowered to review the Company’s business strategies and strategic alternatives (the “Strategic Alternatives Committee”);

•	the Villere Designee will be offered an opportunity to serve on the Strategic Alternatives Committee and one or more standing committees of the Board for which the Villere Designee’s skills qualify him;

•	during the Standstill Period (as defined below), if the Villere Designee resigns from the Board or is otherwise unable to serve, Villere shall have the right, subject to certain conditions, to replace the Villere Designee with a new independent designee consented to by the Board; similarly, if, during the Standstill Period, the Villere Designee refuses to stand for election as a director, Villere shall have the right to designate an alternate independent candidate consented to by the Board to stand for election as a director; and

•	in the event Villere enters into a confidentiality agreement with the Company (in substantially the form attached to the Agreement), the Villere Designee may provide confidential information to Villere in accordance with and subject to the terms of such confidentiality agreement.

The Agreement also provides that, through the Standstill Period (defined below), Villere and its affiliates are restricted from taking certain actions customarily restricted by an agreement of this kind, including soliciting proxies or written consents of shareholders, presenting proposals for action by shareholders, commencing legal action against the Company and certain of its representatives or launching a tender offer for shares of the Company.

Until the end of the Standstill Period, Villere is also required to vote in accordance with the recommendation of the Board on (A) the election of directors, (B) a proposal to approve the compensation of the Company’s named executive officers (commonly referred to as the “say on pay” proposal) and (C) a proposal to ratify the appointment of the Company’s independent registered accounting firm.

The Standstill Period shall last from the effective date of the Agreement through the day on which the 2015 Annual Meeting concludes, but may be extended in the following manner:

•	if the Company recommends that the Company’s shareholders vote in favor of the Villere Designee at the 2015 Annual Meeting and supports the Villere Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate, then the Standstill Period shall be extended until 12:01 a.m. on the sixtieth (60th) day prior to the advance notice deadline for making director nominations for the Annual Meeting held in the year 2016 (such deadline, the “Notification Deadline” and such Annual Meeting, the “2016 Annual Meeting”); and

•	if the Standstill Period is extended in the manner described above and the Company notifies Villere in writing prior to the Notification Deadline of its desire to include the Villere Designee on the Company’s slate of director nominees for the 2016 Annual Meeting, the Standstill Period will be further extended through and including the date of the 2016 Annual Meeting.

The Standstill Period may be extended for subsequent years in the same manner it is extended for 2016. Notwithstanding the foregoing extensions, after the 2015 Annual Meeting, Villere may, subject to certain conditions, terminate the Standstill Period upon ten days written notice (in which case the Villere Designee’s irrevocable resignation from the Board (as discussed in greater detail below) will become effective).

At the time of his appointment, Mr. Robert’s Board committee assignments (other than the Strategic Alternatives Committee) had not been determined. There are no related party transactions between the Company and Mr. Robert that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Robert satisfies the requirements of independence under the NASDAQ listing standards and the additional requirements adopted by the Board pursuant to its Director Independence Policy and Corporate Governance Guidelines for service on the Board and committees of the Board. Mr. Robert will be eligible to receive the standard outside director compensation package, as approved by the Compensation Committee of the Board on an annual basis and disclosed in the Company’s proxy statement.

The Villere Designee’s irrevocable resignation, which has been submitted to the Board in connection with his appointment, becomes effective in the event that (i) Villere ceases to beneficially own at least 8.1% of the Company’s outstanding Common Stock; (ii) the Villere Designee fails to provide, fully and completely, information that the Company reasonably requests; (iii) the Villere Designee fails to meet the director independence and other standards of the Company, The NASDAQ Stock Market or the U.S. Securities and Exchange Commission or the qualification requirements under Missouri law for service as a director; (iv) the Villere Designee develops a business interest or relationship that conflicts with or may potentially conflict with his responsibilities or obligations to the Company; or (v) Villere otherwise terminates or ceases to comply with or breaches any of the terms of the Agreement.

The Company will reimburse Villere’s documented out-of-pocket expenses in connection with the nomination of the Villere Designee incurred prior to the execution of the Agreement up to an aggregate of $300,000.

A copy of the Agreement is filed as Exhibit 99.1 hereto, and the description above is qualified in its entirety by the full text of the Agreement.

On November 3, 2014, the Company and Villere issued a joint press release relating to the Agreement and appointment of Mr. Robert to the Board. This press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

99.1	Director Appointment Agreement, dated as of November 1, 2014, by and among the Company, Villere and the Villere Designee.

99.2	Joint Press Release of the Company and Villere, dated November 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2014

EPIQ SYSTEMS, INC.

By:	/s/ Tom W. Olofson
Name:	Tom W. Olofson
Title:	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

99.1	Director Appointment Agreement, dated as of November 1, 2014, by and among the Company, Villere and the Villere Designee.

99.2	Joint Press Release of the Company and Villere, dated November 3, 2014.

6